Exhibit 32.1

CERTIFICATION OF
EXECUTIVE CHAIRMAN OF THE BOARD
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        In connection with the filing of the Quarterly Report on Form 10-Q for the three months ended June 30, 2014 (the "Report"), of Intrepid Potash, Inc. (the "Registrant") with the Securities and Exchange Commission and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Robert P. Jornayvaz III, Executive Chairman of the Board of the Registrant, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 30, 2014	/s/ ROBERT P. JORNAYVAZ III
Robert P. Jornayvaz III Executive Chairman of the Board
        This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Exchange Act. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.